EXHIBIT 5.1


                                 DIANE D. DALMY


                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                            303.985.9324 (TELEPHONE)
                            303.988.6954 (FACSIMILE)

                                January 19, 2005

Board of Directors
Lexington Resources, Inc.
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Gentlemen:

          I have acted as counsel for Lexington Resources, Inc., a Nevada corporation (the "Company") in connection with the registration under the United States Securities Act of 1933, as amended, on Form SB-2 (SEC File No. 333-121301) referred to herein as the "Registration Statement" of 1,947,039 Common Stock Purchase Warrants (the "Warrants"), 1,947,039 shares of the Company's par value $0.00025 (the "Common Stock") issuable on exercise of the Warrants and 2,140,486 outstanding shares of Common Stock offered by the selling Shareholders (the "Selling Shareholders") (together the "Securities").

         In connection with this opinion, I have made such investigations and examined such records, including: (i) the Company's Articles of Incorporation, as amended; (ii) such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (iii) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have also examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company. I am not qualified to practice law in any jurisdiction other than the State of Colorado.

         In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; (iii) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; (iv) the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under


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the laws of that jurisdiction; (v) the parties executing such documents had all requisite power to enter into deliver and perform all obligations under those documents; and (vi) the execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon said parties.

         Based upon the foregoing and subject to the qualifications set forth above, I am of the opinion that:

    1. The authorized, issued and outstanding capital stock of the Company as of January 18, 2005 consists of 200,000,000 shares of Common Stock of which 16,999,038 shares are issued and outstanding and 75,000,000 shares of Preferred Stock of which none are issued and outstanding. The issued and outstanding shares of Common Stock of the Company (including the shares of Common Stock that will be offered and sold under the Registration Statement) have been duly and validly issued and are fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, except for registration rights that have been fulfilled by the Company.

    2. The Warrants are validly authorized, legally issued, fully paid and non-assessable, and the 1,947,039 shares of Common Stock which may be issued upon the exercise of the Warrants will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with their terms and their terms as described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                                Sincerely,


                                                Diane D. Dalmy